Exhibit 10.1

TWELFTH AMENDMENT

UAL CORPORATION

EMPLOYEE STOCK OWNERSHIP PLAN

(Effective as of July 12, 1994)

By virtue and in exercise of the amending power reserved to UAL Corporation (the "Company") under Section 13.1(a) of the UAL Corporation Employee Stock Ownership Plan (effective as of July 12, 1994) (the "Plan"), which amending power thereunder is subject to the approval of the Air Line Pilots Association International ("ALPA") and the International Association of Machinists and Aerospace Workers (the "IAM"), the Company hereby amends the Plan, subject to the approval of ALPA and the IAM, as follows.

1.        The first sentence of the definition of "Compensation" in Section 1(p) is hereby amended effective January 1, 1998 by adding the following immediately after "Code section 401(k) or 125":

"(or, solely for the purpose of calculating the limit on allocations under Section 5.5, Code section 132(f)(4))" 2.        Section 5.4(f) is hereby amended by adding the following to the end of the section effective as of the last day of the Wage Investment Period: "The Special Annual Allocation described in Appendix A resulted in adjustments to the allocation of contributions made to repay Acquisition Loans during the Wage Investment Period. Since all Acquisition Loans have been repaid in full as of the end of the Wage Investment Period, no further Special Annual Allocations can be made following the end of the Wage Investment Period. Accordingly, any corrective allocations following the end of the Wage Investment Period shall be made pursuant to the principles of the Employee Plans Compliance Resolution System ("EPCRS") as published by the Internal Revenue Service in Revenue Procedure 2001-17 (or the successor to EPCRS or such Revenue Procedure)." 3.        Section 7.4(a)(iii) is hereby amended and restated in its entirety as follows effective for distributions made for 2001 and subsequent years: "(iii) unless otherwise permitted by law, the entire interest of each Participant who is a five percent (5%) owner with respect to the Plan Year in which the Participant attains age 70½ shall commence to be distributed by April 1 of the calendar year following the calendar year in which the Participant reaches age 70½. Any distribution to a Participant who is a 5% owner and an Employee made pursuant to this clause (iii) shall be limited to the minimum amount required to be distributed pursuant to Code section 401(a)(9).

"Any Participant who is not a 5% owner shall not be required to receive a distribution until the Participant terminates employment. Notwithstanding the foregoing, any Participant who would have been required to receive a distribution under this Section 7.4 if the Participant were a 5% owner may elect, on an annual basis, to receive the minimum distribution he would have been required to receive for that year if he was a 5% owner. The ESOP Committee may specify the time and manner for any annual election made under this paragraph".

 3.        A new Section 7.4(a)(vi) is added to the Plan as follows effective January 1, 2001: "(vi) with respect to distributions under the Plan made for calendar years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of section 401(a)(9) of the Code in accordance with the regulations under section 401(a)(9) that were proposed on January 17, 2001. This Section 7.4(a)(vi) shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under section 401(a)(9) or such other date specified in guidance published by the Internal Revenue Service." 4.        Section 7.7 is hereby amended by adding the words "or 7.12" to the end of the last sentence in the Section effective August 5, 1997.

5.        A new Section 7.12 is added to the Plan as follows effective August 5, 1997:

"7.12 Benefit Offset. The Plan may offset against the Account(s) of a Participant any amount that the Participant is ordered or required to pay the Plan under a judgment, order, decree or settlement agreement described in ERISA Section 206(d)(4)."

  IN WITNESS WHEREOF, the Company has caused this Twelfth Amendment to be executed on January 28, 2002.

UAL CORPORATION

/s/ Frederick F. Brace
Frederick F. Brace

APPROVED BY:

AIR LINE PILOTS ASSOCIATION,
INTERNATIONAL

/s/ Duane E. Woerth
Duane E. Woerth
President

/s/ F.C. Dubinsky
F.C. Dubinsky
UAL MEC Chairman

INTERNATIONAL ASSOCIATION
OF MACHINISTS AND
AEROSPACE WORKERS

/s/ Scotty Ford
Scotty Ford
President and General Chairman
District Lodge 142-M

/s/ S.R. Canale
S.R. Canale